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                                                                   Exhibit 10.09

                          CADENCE DESIGN SYSTEMS, INC.

               1996 DEFERRED COMPENSATION VENTURE INVESTMENT PLAN

                              AMENDED AND RESTATED

                            EFFECTIVE JANUARY 1, 2001


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                          CADENCE DESIGN SYSTEMS, INC.
               1996 DEFERRED COMPENSATION VENTURE INVESTMENT PLAN
                              AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 2001

        CADENCE DESIGN SYSTEMS, INC. a Delaware corporation (referred to hereafter as the "Employer") established effective January 1, 1996, and amended and restated effective January 1, 2000, the Cadence Design Systems, Inc. 1996 Deferred Compensation Venture Investment Plan (the "Plan"), an unfunded plan for the purpose of providing deferred compensation for a select group of management and highly compensated executives. The Employer hereby amends and restates the Plan in its entirety effective January 1, 2001, to reflect prior and new amendments to the Plan.

                                    RECITALS

        WHEREAS, those employees and directors identified by the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this plan in accordance with Section 8 hereof (hereinafter referred to as the "Committee") as eligible to participate in this Plan (each of whom is referred to hereafter as the "Employee" or collectively as the "Employees") are employed by Employer; and

        WHEREAS, Employer adopted, effective January 1, 1996, an unfunded deferred compensation plan (the "Plan" as defined below) to pay certain deferred compensation and/or related benefits to or for the benefit of Employees, or a designated Beneficiary, or both;

        WHEREAS, Employer desires to amend and restate the Plan to clarify the circumstances surrounding the timing and form of distributions and to incorporate prior amendments into a single document.

        NOW, THEREFORE, the Employer hereby amends and restates the Plan effective January 1, 2001.

                                    SECTION 1

                                   DEFINITIONS

        1.1 "ACCOUNT" shall mean the separate account(s) established under this Plan and the Trust for each participating Employee. Employer shall furnish each participant with a statement of his or her account balance at least annually.

        1.2 "BENEFICIARY" shall mean a person designated by the Employee to receive Employee's deferred compensation benefits in the event of his or her death.


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        1.3 "CHANGE IN CONTROL" shall have the meaning set forth in Section 5.1 of the Plan.

        1.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

        1.5 "COMMITTEE" shall mean the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer, or the Compensation Committee of the Board of Directors of the Employer, to administer this Plan in accordance with Section 8 hereof.

        1.6 "COMPENSATION" shall mean, for the period beginning on the Effective Date through March 31, 1998, the base salary and cash bonuses described in
Section 3.1. Effective April 1, 1998, the term shall also include director's fees described in Section 3.1.

        1.7 "EFFECTIVE DATE" shall mean January 1, 1996. The effective date of this amendment and restatement of the Plan shall be January 1, 2001.

        1.8 "ELIGIBLE COMPENSATION" shall mean projected annual compensation from the Employer determined on an annual basis by the Employer at or before the beginning of the Plan, which may consist of salary, bonus, and, and/or incentive payments, determined before any deductions under any qualified plan of the Employer (including a Section 401(k) plan or a Section 125 plan) and excluding any special or non-recurring compensatory payments such as moving or relocation bonuses or automobile allowances.

        1.9 "EMPLOYEE" shall mean each employee of Employer who (a) is a U.S. citizen or is a lawful permanent resident of the U.S., within the meaning of Code Section 7701(b)(1)(A)(i), (b) earns solely U.S. source income from Employer, and (c) is exclusively on Employer's U.S. payroll system, or a Beneficiary of such individual where the context so requires. Effective April 1, 1998, the term shall also include each Non-Employee Director or a Beneficiary of a Non-Employee Director where the context so requires.

        1.10 "EMPLOYER" shall mean Cadence Design Systems, Inc., a Delaware corporation, and any successor organization thereto. This term shall also include any subsidiaries or affiliates of the Employer.

        1.11 "EMPLOYER CONTRIBUTIONS" shall mean the Employer's discretionary contribution, if any, pursuant to Section 3.1(b) of the Plan.

        1.12 "NON-EMPLOYEE DIRECTOR" shall mean, effective April 1, 1998, a director of the Employer who is not otherwise an employee of the Employer.

        1.13 "PLAN YEAR" shall mean the calendar year beginning each January 1 and ending December 31.

        1.14 "PLAN" shall mean the Cadence Design Systems, Inc. 1996 Deferred Compensation Venture Investment Plan.


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        1.15 "PERMANENT DISABILITY" shall mean that the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or otherwise meets the definition of "Permanent Disability" as set forth in the Employer's Long Term Disability Plan. An Employee will not be considered to have a Permanent Disability unless he or she furnishes proof of such condition sufficient to satisfy the Employer, in its sole discretion.

        1.16 "SUBSIDIARY" shall mean any corporation (other than the Employer) in an unbroken chain of corporations or other entities beginning with the Employer, if each of the entities other than the last entity in the unbroken chain owns stock, partnership rights or other ownership interest possessing fifty (50) percent or more of the total combined voting power of all classes of stock, partnership rights or other ownership interest in one of the other entities in such chain.

        1.17 "TALITY" shall mean the entity formed to own and operate Cadence Design Systems, Inc.'s electronics design services group business under the name "Tality Corporation" or any other name.

        1.18 "TRUST" or TRUST AGREEMENT" shall mean the Cadence Design Systems, Inc. 1996 Deferred Compensation Venture Investment Trust Agreement, including any amendments thereto, entered into between the Employer and the Trustee to carry out the provisions of the Plan.

        1.19 "TRUST FUND" shall mean the cash and other assets and/or properties held and administered by Trustee pursuant to the Trust to carry out the provisions of the Plan.

        1.20 "TRUSTEE" shall mean the designated Trustee acting at any time under the Trust.

                                    SECTION 2

                                   ELIGIBILITY

        2.1 ELIGIBILITY. Eligibility to participate in the Plan shall be limited to Employees of the Employer who (a) have Eligible Compensation of at least $150,000 for the Plan Year, (b) are classified as officers, vice-presidents, directors, or an equivalent title, and (c) have been selected by the Committee to participate in the Plan. Participation in the Plan shall commence as of the effective date of the Employee's enrollment form, which shall be completed and submitted to the Employer in accordance with the provisions of Section 3.3. Nothing in the Plan or in any administrative form used to administer the Plan or Trust shall be construed to require any contributions to the Plan on behalf of the Employee by Employer. The Committee has the discretion to end the eligibility of one or more participating Employees at any time in the sole discretion of the Committee.


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        Notwithstanding the foregoing and effective April 1, 1998, Non-Employee
Directors shall be eligible to participate in the Plan and a Non-Employee Director shall commence participation in the Plan as of the later of April 1, 1998 or the date the Non-Employee Director first becomes a Non-Employee Director, provided that deferral of Compensation under the Plan shall not commence until the Non-Employee Director has complied with the election procedures set forth in Section 3.3.

                                    SECTION 3

                              DEFERRED COMPENSATION

        3.1 DEFERRED COMPENSATION. (a) Each participating Employee may elect, in accordance with Section 3.3 of this Plan, to defer annually the receipt of a portion of the Compensation for active service otherwise payable to him or her by Employer during each Plan Year or portion of a Plan Year that the Employee shall be employed by the Employer. Any Compensation deferred by Employee pursuant to Section 3.3 shall be recorded by the Employer in an Account, maintained in the name of the Employee, which Account shall be credited with a dollar amount equal to the total amount of Compensation deferred during each Plan Year under the Plan, together with earnings thereon credited in accordance with Section 3.7 and expenses allocated thereto in accordance with Section 3.8. The amount or percentage of Compensation that Employee elects to defer under
Section 3.3 will remain constant for the year of the election and shall not be subject to change during such year. Effective April 1, 1998, each such deferral election as to "base salary" or "director's fees" or discontinuance of a deferral election as to "base salary" or "director's fees" will continue in force for each successive year until or unless suspended or modified by the filing of a subsequent election with the Employer by the Employee or Non-Employee Director in accordance with Section 3.3 of the Plan. Each deferral election as to an Employee's "cash bonus" shall continue in force only for the single year with respect to which it was made and shall not apply to any successive years. Any deferral election with respect to a "cash bonus" must be made prior to the time the amount of the bonus is determined, prior to the end of the period of time as to which the bonus is awarded, and at a time that the amount of any such bonus remains substantially uncertain. All deferrals pursuant to this Section 3.1 shall be fully vested at all times. Effective April 1, 1998, deferral elections shall be subject to a minimum dollar and maximum percentage amounts as follows: (i) the minimum annual deferral amount is $10,000 which shall be withheld from the Employee's or Non-Employee Director's Compensation, and (ii) the maximum deferral percentage amount is 80% of the Employee's "base salary," 100% of the Employee's "cash bonus," and 100% of the Non-Employee Director's "director's fees." For purposes of the Plan, "base salary" for a given Plan Year means an Employee's regular annual compensation payable during the Plan Year, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, compensation deferred pursuant to all Section 125 (cafeteria) or Section 401(k) (savings) plans of the Employer and other special compensation, and reduced by the tax withholding obligations imposed on the Employer and any other withholding requirements imposed by law with respect to such amounts. For purposes of the Plan, "cash bonus" shall mean amounts (if any) awarded


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under the bonus policies maintained by the Employer and any commissions earned on sales. Effective April 1, 1998, for purposes of the Plan, "director's fees" for a given Plan Year means the annual retainer, meeting fees, committee meeting fees, and consulting fees payable during the Plan Year.

               (b) Employer shall not be obligated to make any other contribution to the Plan on behalf of any Employee at any time. Employer may make Employer Contributions to the Plan on behalf of one or more Employees. Employer Contributions, if any, made to Accounts of Employees shall be determined in the sole and absolute discretion of the Employer, and may be made without regard to whether the Employee to whose account such contribution is credited has made, or is making, contributions pursuant to Section 3.1(a). The Employer shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Employer Contributions and Employer shall have sole and absolute discretion as to the allocation of Employer Contributions among participating Employee Accounts. The use of any particular formula or basis for making an Employer Contribution in one Plan Year shall not bind or obligate the Employer to use such formula or basis in any other Plan Year. Employer Contributions may be subject to a substantial risk of forfeiture in accordance with the terms of a vesting schedule, which may be selected by the Employer in its sole and absolute discretion.

               (c) Amounts deferred under the Plan shall be calculated and withheld from the Employee's base salary and/or cash bonus after such compensation has been reduced to reflect any tax withholding obligations imposed on the Employer, any other withholding requirements imposed by law, salary reduction contributions to the Employer's Code Section 125 (cafeteria) and Code
Section 401(k) (savings) plans, but before any reductions for contributions to the Employer's Code Section 423 (employee stock purchase) plan or the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan.

        3.2 PAYMENT OF ACCOUNT BALANCES. (a) The Employee shall elect whether he or she will receive distribution of his or her entire Account, subject to tax withholding requirements, (i) upon reaching a specified age, (ii) upon passage of a specified number of years, (iii) upon termination of employment of Employee with Employer, (iv) upon the earlier to occur of (A) termination of employment of Employee with Employer or (B) passage of a specified number of years or attainment of a specified age, or (v) upon the later to occur of (A) termination of employment of Employee with Employer or (B) passage of a specified number of years or attainment of a specified age, as elected by Employee in accordance with the form established by the Committee. Such form may permit an election among some or all of the alternatives listed in this Section 3.2, as determined in the Committee's sole discretion. A designation of the time of distribution shall be required as a condition of participation under this Plan. The Employee shall also elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of five or ten years, pursuant to the provisions of Section 3.2(e). These elections shall be made in accordance with Section 3.4 of this Plan. References to "termination of employment" in this Section 3.2 shall include references to "termination of service as a Non-Employee Director of the Employer (except in the event such termination is due to becoming an Employee)" where the context so requires. All payments shall be made in the form of cash.


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               (b) Distribution shall be made to the maximum extent allowable under the election made by Employee, except that no distribution shall be made to the extent that the receipt of such distribution, when combined with the receipt of all other "applicable employee remuneration" (as defined in Code
Section 162(m)(4)), would cause any remuneration received by the Employee to be nondeductible by the Employer under Code Section 162(m)(1). The portion of any distributable amount that is not distributed by operation of this Section 3.2(b) shall be distributed in subsequent years in the manner elected by the Employee until the Employee's Account has been fully liquidated. For Employees who have elected to receive payment in a lump sum or over five or ten years, the commencement date of the lump sum payment or the five or ten-year period (whichever is applicable) shall be automatically extended, when necessary to satisfy the requirements of this subsection, for one-year periods until all Account balances have been distributed in the manner elected by the Employee.

               (c) Upon termination of Employee's employment with Employer by reason of death or Permanent Disability prior to the time when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), Employee or Employee's designated Beneficiary will be entitled to receive all amounts credited to the Account of Employee as of the date of his or her death or Permanent Disability (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Upon termination of Employee's employment with Employer by reason other than death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Employer may, in the sole discretion of the Committee, distribute to Employee or Employee's designated Beneficiary all amounts credited to the Employee's Account as of the date of such termination (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Said amounts shall be payable in the form determined pursuant to the provisions of Section 3.2(e).

               (d) Upon the death of Employee prior to complete distribution to him or her of the entire balance of his or her Account (and after the date of termination of employment with Employer), the balance of his or her Account on the date of death shall be payable to Employee's designated Beneficiary pursuant to Section 3.2(e). Notwithstanding any other provision of the Plan to the contrary, except for Section 3.2(f), the Employee's designated Beneficiary may receive the distribution of the remaining portion of such deceased Employee's Account in the form of a lump sum if the Beneficiary requests such a distribution and the Committee, in its sole discretion, consents to such a distribution.

               (e) The Employer shall distribute or direct distribution of the balance of amounts previously credited to Employee's Account, in a lump sum, or in monthly installments over a period of five (5) years or ten (10) years, as Employee shall designate pursuant to a distribution election. The Employee's distribution election shall be in the form established by the Committee in accordance with the terms of the Plan. A designation of the form of distribution shall be required as a condition of participation under this Plan. Subject to the other provisions of this Section 3.2, distribution of the lump sum or the first installment generally shall be made or commence within ninety (90) days following the date specified in the first sentence of Section 3.2(a). Subsequent installments, if any, shall be made on the first day of each month


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following the first installment as determined by Employer. The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Employee's distribution election. Each such installment, if any, shall take into account earnings (or losses) allocated to the balance of the Account remaining unpaid. If at the time for a distribution of an installment payment, the balance in an Employee's Account that may be distributed is less than the amount of the distribution calculated in accordance with the prior two sentences, then at such time only that lesser amount that may be distributed shall be distributed to the Employee. The remaining amount (subject to any necessary adjustments as determined by the Committee) that should have been distributed with such installment shall be distributed at the earliest administratively convenient time following the time that additional assets that may be distributed have been allocated to the Employee's Account. If the balance in an Employee's Account cannot be distributed in its entirety on the date for final distribution of the Employee's Account under such Employee's last effective distribution election, then as that balance becomes distributable, it shall be distributed to such Employee as soon as reasonably administratively convenient.

               (f) Notwithstanding any other provisions of the Plan or the Trust to the contrary, no distribution will be made pursuant to the terms of the Plan if the distribution would require either the transfer of a limited partnership interest in Telos Venture Partners, L.P. or any other venture capital investment partnership in which some or all of the assets of the Trust might be invested (the "Partnership") or a distribution of assets from the Partnership. In addition, no distribution will be made if the Committee determines in its sole discretion that the Plan's assets would be insufficient to satisfy any future capital calls anticipated to be made by the General Partner of the Partnership, or if the Employee's Account has any amounts relating to unpaid debt or expenses thereon allocated to such Account. The terms of an Employee's election shall be followed to the fullest extent possible upon the distribution of assets from the Partnership to the Trust as determined in accordance with the terms of the Partnership Agreement. No provision of this Plan or the Trust Agreement (except for those provisions relating to the Insolvency of the Employer as set forth in
Article 7 of the Trust Agreement) shall have any impact on the operation of the Partnership.

               (g) Effective April 1, 1998, for purposes of this Section 3.2, reference to termination of employment shall also include termination of service as a Non-Employee Director of the Employer (except in the event such termination is due to becoming an Employee).

        3.3 ELECTION TO DEFER COMPENSATION. Each election of an Employee to defer Compensation as provided in Section 3.1 of the Plan shall be in writing, signed by the Employee, and delivered to Employer, together with all other documents required under the provisions of this Plan, at least twenty (20) days (or such other period of time determined by the Committee and communicated to those Employees who are eligible to participate in the Plan) prior to the beginning of the Plan Year with respect to which the Compensation to be deferred is otherwise payable to Employee; provided, however, that an Employee who is hired or promoted during a Plan Year to a position of eligibility for participation in the Plan or a Non-Employee Director who is elected to become a Non-Employee Director during a Plan Year shall have thirty (30) days from the date of notification of eligibility for participation in the Plan in which to submit


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the required election documents for the then current Plan Year. Any deferral election made by Employee shall be irrevocable with respect to any Compensation covered by such election, including Compensation payable in the Plan Year in which an election suspending or modifying the prior deferral election for the subsequent Plan Year is delivered to the Employer. The Employer shall withhold the amount or percentage of base salary specified to be deferred in equal amounts for each payroll period and shall withhold the amount or percentage of cash bonus specified to be deferred at the time or times such bonus is or otherwise would be paid to the Employee. The election to defer Compensation shall be in the form established by the Committee in accordance with the terms of the Plan. Effective April 1, 1998, the Employer shall withhold the amount or percentage of director's fees specified to be deferred at the time or times such director's fees are or otherwise would be paid to the Non-Employee Director. Notwithstanding the foregoing and effective April 1, 1998, with respect to Compensation payable to a Non-Employee Director for the Plan Year ending December 31, 1998, but which will not be paid to the Non-Employee Director until after March 31, 1998, the Non-Employee Director may make a deferral election with respect to such Compensation until March 31, 1998.

        3.4 DISTRIBUTION ELECTION. The initial distribution election of an Employee as provided in Section 3.2 of this Plan shall be in writing, signed by the Employee, and delivered to Employer, together with all other documents required under the provisions of this Plan, at least twenty (20) days (or such other period of time determined by the Committee and communicated to those Employees who are eligible to participate in the Plan) prior to the beginning of the Plan Year with respect to which the distribution election is to apply; provided however, that an Employee who is hired or promoted during a Plan Year to a position of eligibility for participation in the Plan or, effective April 1, 1998, a Non-Employee Director who is elected to become a Non-Employee Director during a Plan Year shall have thirty (30) days from the date of notification of eligibility for participation in the Plan in which to submit the required distribution election documents. If permitted by the Committee, an Employee may change the terms of his or her initial distribution election by making a new election, and any such new election will be effective as of the later of the date that is (a) six (6) months following the date the new election is made or (b) the first day of the Plan Year following the Plan Year in which the new election is made and will apply to the Employee's entire Account. An Employee may not make a new election once distributions from the Plan have commenced or which would first become effective at a time when distributions from the Plan have commenced. Employee's distribution election shall be in the form established by the Committee in accordance with the terms of the Plan.

        3.5 PAYMENT UPON CHANGE IN CONTROL. Notwithstanding any other provisions of this Plan (including without limitation Section 3.2), the aggregate balance credited to and held in the Employees' Accounts shall be distributed to Employees in a lump sum on the thirtieth day following a Change in Control (except that distribution shall be on the sixtieth day in the case of a Change in Control under Section 5.1(a)(1)), as defined in Section 5.1, unless the Committee, the Board of Directors of the Employer, or the 401(k)/NQDC Administrative Committee of the Employer (as each is composed immediately prior to such Change in Control), in the sole discretion of any of the foregoing, decides prior to that date that Employees' Accounts shall remain in the Plan.


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        3.6 EMPLOYEE'S RIGHTS UNSECURED. The right of the Employee or his or her designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Employee nor his or her designated Beneficiary shall have any rights in or against any amount credited to his or her Account or any specific assets of the Employer, except as otherwise provided in the Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Employer or any other person.

        3.7 INVESTMENT OF CONTRIBUTIONS. (a) The investment options available to each Employee shall be determined by the Employer and described in a separate written document, a copy of which shall be attached hereto and by this reference is incorporated herein. Initially the Employer intends to invest all of the assets of the Trust to acquire a limited partnership interest in the Partnership, and investment in the Partnership shall be the sole investment option available to Employees. In the event that the Employer makes more than one investment option available to Employees, each Employee shall have the sole and exclusive right to direct the Trustee as to the investment of the portion of his or her Account attributable to distributions from the Partnership among those investment options in accordance with policies and procedures implemented by the Trustee and the terms and conditions of those investment options. An Employee whose service with the Employer has terminated also shall be permitted to direct the Trustee as to the investment of the distributable balance in their Accounts among those investment options in accordance with policies and procedures implemented by the Trustee and the terms and conditions of those investment options. Notwithstanding the preceding sentence, investment in the Partnership, however, shall only be available to Employees of the Employer. Employer shall not be liable for any investment decision made by any Employee while such funds are held by the Trustee. Employer may provide in its sole discretion for the transfer of some or all of the Plan's assets from the Trust to another trust established under the terms of a non-qualified deferred compensation plan sponsored by the Employer in order to provide additional investment options to Employees; provided, however, that prior to any such transfer, Employer shall have determined (after consulting with legal counsel for Employer with respect to the Plan) that such transfer shall not cause any participating Employee to incur any income tax liability with respect to his or her benefits under the Plan and shall not impair the rights of any Employee to accrue and/or receive benefits under the Plan.

               (b) Accounts shall be credited with the actual financial performance or earnings generated by such investments made by the Trustee in accordance with the terms of the Plan and Trust, until the Account has been fully distributed to the Employee or to the Employee's designated Beneficiary. Notwithstanding the foregoing, Accounts shall be maintained, credited and debited with respect to an investment in the Partnership as provided under the terms of the Partnership Agreement. Furthermore, the Trust's limited partnership interest in the Partnership for a given Plan Year which is acquired with deferrals of Compensation from participating Employees shall be allocated to the Accounts of those participating Employees in the same proportion as the deferred amounts invested in the Partnership for such Plan Year are allocated to those Accounts. Effective January 1, 1997, gains (losses) generated by the Partnership for a Plan Year (excluding gains (losses) generated by


                                       9
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investments in portfolio securities) are to be allocated to participating
Employees' Accounts in the same proportion that the sum of each such Employee's Account balance at the beginning of the Plan Year plus his or her deferrals of Compensation for such Plan Year bears to the total sum of the Account balances of all such Employees at the beginning of the Plan Year plus the deferrals of Compensation for all such Employees for such Plan Year. Subject to the provisions of Section 3.8(c) below, the Trust's limited partnership interest in the Partnership for a given Plan Year which is acquired with loan proceeds shall be allocated to the Accounts of those participating Employees who remain employed by the Employer (or a subsidiary or affiliate of the Employer) at the end of such Plan Year in the same proportion as the deferred amounts invested in the Partnership for such Plan Year are allocated to the Accounts of those remaining Employees.

               (c) Notwithstanding any provision in this Section 3.7 to the contrary, the Committee may determine not to take account of Employee's designated investments, if any, and determine to have the Employee's Account invested in any other manner as the Committee shall determine. The Committee may also designate how the Plan's assets shall be invested for interim short-term periods of time pending investment in the Partnership or following distribution from the Partnership but prior to distribution from the Plan or re-investment in the Plan (or a similar non-qualified deferred compensation plan) in another investment option.

        3.8    ALLOCATION OF EXPENSES

               (a) Expenses of administering the Plan and the Trust which are paid out of the Trust Fund shall be allocated to the Accounts of participating Employees on a periodic basis determined by the Committee using any method which the Committee determines is fair and equitable to participating Employees. The selection of a given method of allocating expenses among participating Employees' Accounts shall not be deemed to restrict the Committee in any manner whatsoever from selecting a different method for future allocations or to imply that a different method would not be fair and equitable to participating Employees.

               (b) From time to time the Trustee may borrow funds to satisfy the obligations of the Trust, whether to meet capital calls issued by the General Partner of the Partnership or otherwise. The principal amount of any such loan shall be allocated to the Accounts of participating Employees in a manner which the Committee determines is fair and equitable, and for loan principal used to acquire an interest in the Partnership, is also consistent with the allocation of interests in the Partnership acquired with loan proceeds as described in
Section 3.7. The costs associated with interest expenses on that principal amount (and any interest expenses incurred with respect to previously accrued but unpaid interest), any other expenses incurred with respect to that principal amount, as well as the costs associated with repayment of principal, shall be allocated to the same Accounts to which the principal amounts were allocated initially in proportion to the principal amounts allocated to the Accounts at such time. Once additional interest or other expenses are allocated to an Account, such expenses shall be treated as principal with respect to future allocations of expenses related to that debt. Notwithstanding the foregoing, the Committee shall have the authority to establish a different method for allocating costs, expenses, and/or repayment of principal which it concludes is fair and equitable to


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participating Employees. The selection of a given method of allocating expenses among participating Employees' Accounts shall not be deemed to restrict the Committee in any manner whatsoever from selecting a different method for future allocations or to imply that a different method would not be fair and equitable to participating Employees.

               (c) Notwithstanding any other provisions in this Plan, effective January 1, 2000, and subject to the approval of any affected participating Employee as to such Employee's account, any outstanding loans obtained by the Trustee from the Employer on or before July 1, 2001, as permitted in the immediately preceding Section 3.8(b), to cover capital calls issued by the General Partner of the Partnership or otherwise, shall be repaid in full by the transfer by the Trustee to the Employer of the limited partnership units in the Partnership purchased with such loan proceeds. With such repayment, the Accounts of the affected participating Employees shall not reflect the investment in such transferred limited partnership units effective as of January 1, 2000.

        3.9 DISTRIBUTIONS OF PARTNERSHIP INTEREST WITH RESPECT TO ACTIVE EMPLOYEES AND NON-EMPLOYEE DIRECTORS

               The following provisions of this Section 3.9 are effective April 1, 2000.

               (a) In the event of a distribution of partnership assets from the Partnership (as defined in Section 3.2(f)) for the benefit of an Employee who is currently in employment with the Employer or a Non-Employee Director who continues to serve on the Board of Directors of the Employer, then such distribution of the assets shall at the discretion of the Committee be (i) liquidated and retained for pending capital calls required under the Partnership or to satisfy any unpaid debt or expenses thereon allocated to the Employee's or Non-Employee Director's account, or (ii) at the election of the Employee or Non-Employee Director be (A) liquidated and retained in this Plan and re-invested in the Partnership according to the terms of the Plan, the Trust, and the Partnership, or (B) transferred to the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan ("1994 Plan") for the benefit of the Employee or Non-Employee Director if such individual is a participant under the 1994 Plan; provided, however, that such transferred assets shall continue to be subject to the Employee's or Non-Employee Director's distribution election for such individual's benefit under this Plan unless such distribution election is revised as permitted by the plan administrator of the 1994 Plan as authorized under the 1994 Plan. If the Employee or Non-Employee Director is permitted but does not make any election as to the disposition of the Partnership assets, then such Partnership assets shall be transferred to the 1994 Plan as provided above.

        (b) In the event a distribution of partnership assets is transferred to the 1994 Plan for the benefit of an Employee or Non-Employee Director as provided above, then such assets shall be transferred (subject to the approval of the plan administrator of the 1994 Plan in its sole discretion) to the trust established under the 1994 Plan ("1994 Plan Trust") for the benefit of such Employee or Non-Employee Director. Such transferred assets ("Transferred Assets") shall be subject to the terms and conditions of the 1994 Plan Trust provided that such Transferred Assets shall continue to be subject to the Employee's or Non-Employee Director's distribution election for the Transferred Assets under this Plan unless such distribution election is revised as permitted by the 1994 Plan. Such amounts transferred from the Trust to the 1994 Plan Trust may not be returned to this Plan or the Trust. The transfer of such Transferred Funds shall not cause any of the individual's rights to a distribution under the 1994 Plan or this Plan (including the Transferred Funds) to be a secured right to a distribution under either plan.

                                    SECTION 4

                           DESIGNATION OF BENEFICIARY

        4.1 DESIGNATION OF BENEFICIARY. Employee may designate a Beneficiary or Beneficiaries to receive any amount due hereunder by Employee by written notice thereof to Employer at any time prior to his or her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to Employer at any time and from time to time prior to Employee's death. If Employee is married and a resident of a community property state, one half of any amount due hereunder which is the result of an amount contributed to the Plan during such marriage while residing in a community property state is the community property of the Employee's spouse and Employee may designate a Beneficiary or Beneficiaries to receive only the Employee's one-half interest. If Employee shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be in the form determined by the Committee.

                                    SECTION 5

                                CHANGE IN CONTROL

        5.1 CHANGE IN CONTROL. For the purposes of this Plan, "Change in Control" means the happening of any of the following:

               (a) The first public announcement or public acknowledgment (including without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act")) by the Employer that a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Employer, a Subsidiary or an employee benefit plan of the Employer or a Subsidiary, or other controlled affiliate of the Employer, including any trustee of such plan acting as trustee), is or has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or comparable successor rule), directly or indirectly, of securities of the Employer representing fifty percent (50%) or more of the combined voting power of the Employer's then outstanding Common Stock entitled to vote in the election of directors, where such person's beneficial ownership of the Employer's Common Stock was not initiated by the Employer or approved by the Employer's Board of Directors;

               (b) The sale, lease or other disposition of all or substantially all of the assets of the Employer (but, effective September 15, 2000, not including the formation or any public offering (including but not limited to the initial or any subsequent public offering) of the common stock of Tality);

               (c) The merger or consolidation of the Employer with or into another corporation not initiated by the Employer, in which the Employer is not the surviving corporation and the stockholders of the Employer immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than eighty percent (80%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a controlled affiliate of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the surviving corporation and is not itself a controlled affiliate of any other entity) immediately following such transaction, or a reverse merger not initiated by the Employer, in which the Employer is the surviving corporation and the stockholders of the Employer immediately prior to the reverse merger fail to possess direct or indirect beneficial ownership of more than eighty percent (80%) of the securities of the Employer (or if the Employer is a controlled affiliate of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the Employer and is not itself a controlled affiliate of any other entity) immediately following the reverse merger. For purposes of this Section 5.1(c), any person who acquired securities of the Employer prior to the occurrence of a merger, reverse merger, or consolidation in contemplation of such transaction and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the Common Stock of the Employer or the surviving corporation (or if the Employer or the surviving corporation is a controlled affiliate, then of the appropriate entity as determined above) immediately following such transaction shall not be included in the group of stockholders of the Employer immediately prior to such transaction;

               (d) A change in the composition of the Board of Directors of the Employer, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are directors of the Employer as of the date hereof, or (ii) are elected, or nominated for election, to the Board of Directors of the Employer with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Employer);or

               (e)  Any liquidation or dissolution of the Employer.

                                    SECTION 6

                                TRUST PROVISIONS

        6.1 TRUST AGREEMENT. The Employer shall establish the Trust within an administratively reasonable period of time following the adoption of the Plan for the purpose of retaining assets set aside by Employer pursuant to the Trust Agreement for payment of amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid solely from Employer's general funds, and any benefits paid from the Trust shall be credited against and reduce by a corresponding amount the Employer's liability to Employees under the Plan. No special or separate fund, other than the Trust Agreement, shall be required to be established and no other segregation of assets shall be required to be made to assure the payment of any benefits hereunder. All Trust Funds shall be subject to the claims of general creditors of the Employer in the event the Employer is Insolvent as defined in Article 7 of the Trust Agreement. The obligations of the Employer to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Employee shall have no greater rights than general creditors of the Employer.

                                    SECTION 7

                            AMENDMENT AND TERMINATION

        7.1 AMENDMENT. The Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Employees, except as otherwise provided in such amendment; provided, however, that any such amendment shall not affect adversely benefits payable to an affected Employee without the Employee's written approval.

        7.2 TERMINATION. The Committee shall have the right to terminate this Plan at any time and direct the lump sum payments of all assets held by the Trust if the Employer is not Insolvent at that time (as defined in Article 7 of the Trust Agreement), notwithstanding any other provision of the Plan to the contrary (except for Section 3.2(f)).

                                    SECTION 8

                                 ADMINISTRATION

        8.1 ADMINISTRATION. The Committee shall administer and interpret this Plan in accordance with the provisions of the Plan and the Trust Agreement. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan. The Committee may employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Committee shall have the authority to delegate some or all of the powers and responsibilities under the Plan and the Trust Agreement to such person or persons as it shall deem necessary, desirable or appropriate for administration of the Plan.

        8.2 LIABILITY OF COMMITTEE; INDEMNIFICATION. To the maximum extent not prohibited by law, no member of the Committee shall be liable to any person and in any event shall be indemnified by the Employer for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.

        8.3 EXPENSES. The costs of the establishment of the Plan and the adoption of the Plan by Employer, including but not limited to legal and accounting fees, shall be borne by Employer. The expenses of administering the Plan and the Trust shall be borne by the Trust unless the Employer elects in its sole discretion to pay some or all of those expenses; provided, however, that Employer shall bear, and shall not be reimbursed by, the Trust for any tax liability of Employer associated with the investment of assets by the Trust.

                                    SECTION 9

                            GENERAL AND MISCELLANEOUS

        9.1 RIGHTS AGAINST EMPLOYER. Except as expressly provided by the Plan, the establishment of this Plan shall not be construed as giving to any Employee or to any person whomsoever, any legal, equitable or other rights against the Employer, or against its officers, directors, agents or stockholders, or as giving to any Employee or Beneficiary any equitable or other interest in the assets, business or shares of Employer stock or giving any Employee the right to be retained in the employment of the Employer. Neither this Plan or any action taken hereunder shall be construed as giving to any Employee the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Employee. Any benefit paid or payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its Employees, but deferrals under the Plan shall be deemed salary or other compensation for the purpose of computing benefits under other employee benefit plans or other arrangements of the Employer for the benefit of its Employees to the extent provided under the terms of such other plans or arrangements. Effective April 1, 1998, nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Employer in any capacity or shall affect any right of the Employer, its Board of Directors or stockholders to remove any Non-Employee Director pursuant to the Employer's By-Laws and the provisions of the Delaware General Corporation Law.

        9.2 ASSIGNMENT OR TRANSFER. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Employee or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, or be subject to the debts, contracts, liabilities, engagements, or torts of the Employee or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

        9.3 SEVERABILITY. If any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

        9.4 CONSTRUCTION. The article and section headings and numbers are included only for convenience of reference and are not be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

        9.5 GOVERNING LAW. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of California unless superseded by federal law.

        9.6 PAYMENT DUE TO INCOMPETENCE. If the Committee receives evidence that an Employee or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or trust which has been legally appointed by the courts or to any other person determined by the Employer to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Employer may deem proper. Any such payment shall be in complete discharge of the Employer's obligations under this Plan to the extent of such payment.

        9.7 TAXES. The Employer may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

        9.8 ATTORNEY'S FEES. Employer shall pay the reasonable attorney's fees incurred by any Employee in an action brought against Employer to enforce Employee's rights under the Plan, provided that such fees shall only be payable in the event that the Employee prevails in such action.

        9.9 PLAN BINDING ON SUCCESSORS/ASSIGNEES. This Plan shall be binding upon and inure to the benefit of the Employer and its successor and assigns and the Employee and the Employee's designee and estate.

        The Employer has caused its authorized officer to execute this document this ______ day of _______ , 2001.


        CADENCE DESIGN SYSTEMS, INC.



        Signature:___________________________

        By:__________________________________

        Title:_______________________________